U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 29, 2008
AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of	(Commission file number)	(I.R.S. employer identification
incorporation)		number)
Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)
415-394-9000

(Registrant’s telephone number, including area code)
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On January 29, 2008, we issued a press release entitled “AMB Property Corporation Announces Fourth Quarter and Full Year 2007 Results,” which sets forth disclosure regarding our results of operations for the fourth quarter and full year 2007. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the U.S. Securities and Exchange Commission.

ITEM 8.01	OTHER EVENTS.
On January 29, 2008, we reported results for the fourth quarter and full year 2007.
Funds from operations per fully diluted share and unit was $1.20 for the fourth quarter of 2007, an increase of 18.8% from $1.01 for the same quarter in 2006. Funds from operations per fully diluted share and unit for the full year 2007 increased 12.5% to $3.51, from $3.12 for 2006.
Net income available to common stockholders per fully diluted share was $0.92 for the fourth quarter of 2007, as compared to $0.91 for the same quarter in 2006. Net income available to common stockholders per fully diluted share for the full year 2007 was $2.96, as compared to $2.30 for 2006.
Owned and Managed Portfolio Operating Results
Our operating portfolio was 96.0% occupied at December 31, 2007. The average occupancy rate for the quarter was 95.6%, up 20 basis points from the prior quarter and up 30 basis points from the fourth quarter of 2006. Benefiting from rising rents and occupancy gains, cash basis same store net operating income, excluding lease termination fees, increased 4.8% in the fourth quarter and 5.5% for the full year, over the same periods in 2006. For the trailing four quarters ended December 31, 2007, average rents on lease renewals and rollovers in our operating portfolio increased 4.9%, following an average increase of 4.4% for the trailing four quarters ended September 30, 2007.
Investment Activity
During the quarter, we commenced development on $396 million of industrial distribution space in the Americas, Europe and Asia. Development starts for the full year 2007 totaled $1.1 billion, a 19% increase over development starts in 2006. At year end, our development pipeline comprised approximately 17.8 million square feet globally, with an estimated total investment of $1.7 billion scheduled for delivery through 2009.
Our development business includes contributions of stabilized projects to affiliated private capital funds and sales of projects or land to third parties. During the quarter, we contributed or sold five projects, including contributions to two of our private capital co-investment ventures. During the quarter, we also sold 106 acres of land. The aggregate sales price for development contributions and sales totaled $245 million for the quarter and $730 million for the full year 2007.
We acquired $289 million of industrial properties during the quarter, expanding our presence in several markets in the Americas and Europe. As previously announced, we entered the United Kingdom during the quarter with the acquisition of a development property located in the greater London area. Acquisitions for the full year 2007 totaled more than $1.0 billion globally, a 25% increase over 2006.
Private Capital
At year end, our private capital business had $7.2 billion in assets under management and $2.6 billion of uncommitted investment capacity. During the year, we announced the formation of AMB Europe Fund I, a Euro-denominated open-end commingled fund that by year end had grown to $1.1 billion of gross book value. AMB Institutional Alliance Fund III, our U.S. open-end fund launched in 2004, had $2.0 billion of gross book value at year end, with $50 million of third party equity raised in the fourth quarter of 2007 and another $50 million raised subsequent to quarter end.
Additions and Promotions of Company Officers
During the quarter, Tarjindar Singh joined us as vice president, general manager for our real estate activities in India. Also during the quarter, we announced the following officer promotions: Henk Folmer has been promoted to senior vice president, customer development, Europe and Mark Hansen has been promoted to senior vice president in charge of our value-added conversion business. Janet Frentzel, Joop Groenveld, Keiichi Komamura, Steve Kros, Dan Letter, Tom Stuart, Thurai Thavasikkannu and Carlos Valdivia have been promoted to vice president.
SUPPLEMENTAL EARNINGS MEASURES
Included in the footnotes to our attached financial statements is a discussion of why management believes funds from operations per fully diluted share and unit is a useful supplemental measure of operating performance, ways in which investors might use funds from operations per fully diluted share and unit when assessing our financial performance and funds from operations per fully diluted share and unit’s limitations as a measurement tool. Reconciliation from net income to funds from operations and funds from operations per fully diluted share and unit is provided in the tables below.
We believe that net income, as defined by generally accepted accounting principles, or GAAP, is the most appropriate earnings measure. However, we consider cash-basis same store net operating income to be a useful supplemental measure of our operating performance. Properties that are considered part of the same store pool include all properties that were owned as of the end of both the current and prior year reporting periods and exclude development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2005. In deriving cash-basis same store net operating income, we define net operating income as rental revenues (as calculated in accordance with GAAP), including reimbursements, less straight-line rents, amortization of lease intangibles, and property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. We consider cash-basis same store net operating income to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that cash-basis same store net operating income helps the investing public compare our operating performance with that of other companies. While cash-basis same store net operating income is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. Cash-basis same store net operating income also does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of cash-basis same store net operating income may not be comparable to that of other real estate companies, as they may use different methodologies for calculating cash-basis same store net operating income. Reconciliation from net income to cash-basis same store net operating income is available below.
“Owned and managed” is defined by us as assets in which we have at least a 10% ownership interest, are the property or asset manager, and which we intend to hold for the long-term.
We are a global developer and owner of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of December 31, 2007, we owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 147.7 million square feet (13.7 million square meters) in 45 markets within 14 countries. We invest in properties located predominantly in the infill submarkets of our targeted markets. Our portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
FORWARD-LOOKING STATEMENTS
Some of the information included in this report contains forward-looking statements, such as those related to demand for our product, occupancy levels, rental rate growth, trade volume growth, future competitive advantages, increasing valuations, our development, value-added conversion, redevelopment and renovation projects (including completion, timing of stabilization, our ability to lease such projects, square feet at stabilization or completion, costs and total investment amounts, and projected gains), our ability to grow our private capital business (including contributions to such funds), returns on invested capital and source of investment opportunities, and our ability to accomplish future business plans (such as expansion into additional markets and of our platform generally) and to meet our forecasts and business goals, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under joint venture and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2006, our quarterly report on Form 10-Q for the quarter ended June 30, 2007, and any amendments thereto.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	December 31, 2007	December 31, 2006
Assets
Investments in real estate
Total investments in properties	$6,709,545	$6,575,733
Accumulated depreciation	(916,686)	(789,693)

Net investments in properties	5,792,859	5,786,040
Investments in unconsolidated co-investment ventures	356,194	274,381
Properties held for contribution, net	488,339	154,036
Properties held for divestiture, net	40,513	20,916

Net investments in real estate	6,677,905	6,235,373
Cash and cash equivalents and restricted cash	250,416	195,878
Accounts receivable, net	184,270	133,998
Other assets	149,812	148,263

Total assets	$7,262,403	$6,713,512

Liabilities and stockholders’ equity
Secured debt	$1,471,087	$1,395,354
Unsecured senior debt	1,003,123	1,101,874
Unsecured credit facilities	876,105	852,033
Other debt	144,529	88,154
Accounts payable and other liabilities	306,196	271,880

Total liabilities	3,801,040	3,709,295
Minority interests
Co-investment venture partners	517,572	555,201
Preferred unitholders	77,561	180,298
Limited partnership unitholders	102,278	102,061

Total minority interests	697,411	837,560
Stockholders’ equity
Common equity	2,540,540	1,943,240
Preferred equity	223,412	223,417

Total stockholders’ equity	2,763,952	2,166,657

Total liabilities and stockholders’ equity	$7,262,403	$6,713,512

CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(in thousands, except per share data)

	For the Quarters ended		For the Years ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues
Rental revenues(1)	$161,869	$156,876	$637,964	$665,219
Private capital revenues	9,700	28,563	31,707	46,102

Total revenues	171,569	185,439	669,671	711,321

Costs and expenses
Property operating costs(1)	(44,887)	(42,064)	(174,065)	(173,047)
Depreciation and amortization	(40,093)	(42,079)	(161,925)	(174,721)
General and administrative	(34,251)	(30,431)	(129,510)	(104,069)
Fund costs	(297)	(503)	(1,076)	(2,091)
Impairment losses	(900)	(918)	(1,157)	(6,312)
Other expenses	(2,117)	(1,486)	(5,112)	(2,620)

Total costs and expenses	(122,545)	(117,481)	(472,845)	(462,860)

Other income and expenses
Development gains, net of taxes	34,802	36,500	124,288	106,389
(Losses) gains from sale or contribution of real estate interests, net	(1,407)	—	73,436	—
Equity in earnings of unconsolidated co-investment ventures	181	10,635	7,467	23,240
Other income	2,318	3,133	22,331	11,849
Interest expense, including amortization	(30,551)	(37,600)	(126,945)	(165,087)

Total other income and expenses	5,343	12,668	100,577	(23,609)

Income from operations before minority interests	54,367	80,626	297,403	224,852

Minority interests’ share of income
Co-investment venture partners’ share of income	(6,599)	(7,878)	(27,748)	(37,190)
Co-investment venture partners’ and limited partnership unitholders’ share of development gains	(8,835)	(2,843)	(13,934)	(5,613)
Preferred unitholders	(1,432)	(3,646)	(8,042)	(16,462)
Limited partnership unitholders	(33)	(1,434)	(5,121)	(2,367)

Total minority interests’ share of income	(16,899)	(15,801)	(54,845)	(61,632)

Income from continuing operations	37,468	64,825	242,558	163,220

Discontinued operations
Income attributable to discontinued operations, net of minority interests	2,049	4,618	9,689	18,217
Development gains, net of taxes and minority interests	49,905	—	49,905	—
Gains from disposition of real estate, net of minority interests	7,777	18,312	12,108	42,635

Total discontinued operations	59,731	22,930	71,702	60,852

Net income	97,199	87,755	314,260	224,072
Preferred stock dividends	(3,950)	(3,951)	(15,806)	(13,582)
Preferred unit redemption (issuance costs) discount	—	(66)	(2,930)	(1,070)

Net income available to common stockholders	$93,249	$83,738	$295,524	$209,420

Net income per common share (diluted)	$0.92	$0.91	$2.96	$2.30

Weighted average common shares (diluted)	101,121	92,252	99,809	91,107

(1) Effective October 1, 2006, AMB deconsolidated AMB Alliance Fund III (Fund III) on a prospective basis. Pro forma rental revenues and operating expense for the year ended December 31, 2006 would have been $585,059 and $154,368, respectively, if Fund III had been deconsolidated as of January 1, 2006.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(in thousands, except per share data)

	For the Quarters ended		For the Years ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income available to common stockholders	$93,249	$83,738	$295,524	$209,420
Gains from sale or contribution of real estate, net of minority interests	(6,370)	(18,312)	(85,544)	(42,635)
Depreciation and amortization
Total depreciation and amortization	40,093	42,079	161,925	174,721
Discontinued operations’ depreciation	139	1,468	1,801	5,256
Non-real estate depreciation	(1,658)	(1,477)	(5,623)	(4,546)
Adjustments to derive FFO from consolidated co-investment ventures
Co-investment venture partners’ minority interests (Net income)	6,599	7,878	27,748	37,190
Limited partnership unitholders’ minority interests (Net income)	33	1,434	5,121	2,367
Limited partnership unitholders’ minority interests (Development profits)	3,384	1,653	7,148	4,948
Discontinued operations’ minority interests (Net income)	94	210	370	1,254
FFO attributable to minority interests	(15,555)	(16,207)	(62,902)	(82,861)
Adjustments to derive FFO from unconsolidated co-investment ventures
AMB’s share of net income	(181)	(10,635)	(7,467)	(23,240)
AMB’s share of FFO	6,083	6,703	27,391	16,038

Funds from operations	$125,910	$98,532	$365,492	$297,912

FFO per common share and unit (diluted)	$1.20	$1.01	$3.51	$3.12

Weighted average common share and unit (diluted)	105,130	97,088	104,169	95,444

(1) Funds From Operations (“FFO”) and Funds From Operations Per Share and Unit (“FFOPS”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, and FFO per share and unit, or FFOPS, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures. AMB does not adjust FFO to eliminate the effects of non-recurring charges. AMB includes the gains from development, including those from value added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the National Association of Real Estate Investment Trusts’ (NAREIT) definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does.
In connection with the formation of a co-investment venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
AMB believes that FFO and FFOPS are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, FFO and FFOPS are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by U.S. GAAP. AMB believes that the use of FFO and FFOPS, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, these measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are FFO or FFOPS necessarily indicative of cash available to fund AMB’s future cash requirements.

The following table reconciles consolidated cash-basis same store net operating income from net income for the quarters and years ended December 31, 2007 and 2006 (dollars in thousands):

	For the Quarters ended		For the Years ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income	$97,199	$87,755	$314,260	$224,072
Private capital income	(9,700)	(28,563)	(31,707)	(46,102)
Depreciation and amortization	40,093	42,079	161,925	174,721
Impairment losses	900	918	1,157	6,312
General and administrative and fund costs	34,548	30,934	130,586	106,160
Total other income and expenses	(3,226)	(11,182)	(95,465)	26,229
Total minority interests’ share of income	16,899	15,801	54,845	61,632
Total discontinued operations	(59,731)	(22,930)	(71,702)	(60,852)

NOI	116,982	114,812	463,899	492,172
Less non same-store NOI	(13,855)	(15,968)	(61,639)	(104,147)
Less non cash adjustments(1)	(414)	(1,002)	(2,861)	(9,502)

Cash-basis same-store NOI	$102,713	$97,842	$399,399	$378,523

(1) Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits:

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated January 29, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation
(Registrant)

Date: January 29, 2008	By:	/s/ Tamra D. Browne

Tamra D. Browne
Senior Vice President, General
Counsel and Secretary

Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated January 29, 2008.